Exhibit 10.6(a)
June 9, 2009
Aspect Capital Ltd.
Nations House — 8th Floor
103 Wigmore Street
London W1U 1QS, U.K.
Attention: Mr. Anthony Todd

Re:	Management Agreement Renewals
Dear Mr. Todd:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2010 and all other provisions of the Management Agreements will remain unchanged.
•	Citigroup Global Diversified Futures Fund L.P.

•	Citigroup Diversified 2000 Futures Fund L.P.

•	Citigroup Diversified Futures Fund L.P.

•	CMF Aspect Master Fund L.P.

•	CMF Institutional Futures Portfolio LP

•	Citigroup Global Futures Fund Ltd.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro Jennifer Magro
Chief Financial Officer & Director

ASPECT CAPITAL LTD.

By: Print Name:	/s/ Simon Rocall Simon Rocall

JM/sr